Exhibit 99.2
Crescent Energy Closes Transformative Acquisition of SilverBow Resources
Company to report second quarter financial and operating results August 5th
Houston – July 30, 2024 – Crescent Energy Company (NYSE: CRGY) (“Crescent” or the “Company”), today announced the closing of its acquisition of SilverBow Resources, Inc. (“SilverBow”). The transaction was closed ahead of schedule, and Crescent plans to provide pro forma second half 2024 guidance reflecting the acquisition, as well as issue its second quarter 2024 financial and operating results, after market close on August 5, 2024. A conference call is planned for August 6, 2024.
The SilverBow integration is well underway with approximately $35 million of the previously announced $65 – $100 million in annual synergies captured to date through an improved cost of capital resulting in reduced interest expense.
Crescent Energy is a leading growth through acquisition company primed for sustainable value creation with a focused portfolio of high-quality and long-life assets, an attractive, returns-driven financial framework and strong balance sheet, led by a management team executing on the same strategy for more than a decade. The combined portfolio of assets positions the company for substantial free cash flow generation with balanced and attractive exposure to commodity price upside.
Crescent Energy Offers a Compelling Value Proposition
–Combined company is the second largest operator in the Eagle Ford
–Creates leading mid-cap E&P with scaled, balanced portfolio of high-quality assets
–Substantial free cash flow generation with disciplined capital allocation framework
–Well-positioned for further growth through accretive, returns-driven M&A
“Today is an exciting day for Crescent. We are well positioned to create value, and I am grateful for the trust from our original Crescent and new SilverBow shareholders, each of whom voted with an overwhelming majority to approve our merger and to take equity consideration and participate in the go-forward company,” said Crescent CEO David Rockecharlie. “Through disciplined investing and operations, we have delivered profitable growth, tripling the size of our business over the last four years. We have created a premier growth through acquisition platform by executing on our cash flow and returns-oriented strategy. Today, we are focused on rapidly integrating our new assets and personnel and continuing to deliver on the significant synergies we’ve identified to strengthen returns. We are highly confident in our ability to execute and demonstrate Crescent’s value proposition as a leading mid-cap company.”
Transaction Details
Pursuant to the consideration election mechanics of the transaction, SilverBow shareholders elected to receive in aggregate approximately $358 million in total cash consideration as part of the transaction. Crescent issued approximately 52 million shares of Class A common stock to fund the non-cash portion of the consideration. As of closing, former SilverBow shareholders own approximately 23% of the combined company on a fully diluted basis.

(Shares in MM)	CRGY Status Quo	SBOW Acquisition	CRGY Pro Forma
Class A (Public Shares)	112	52	164
Class B (Private Shares)	66	--	66
Total Shares Outstanding (Public and Private Shares)	177	52	230
Governance Update
Pursuant to the merger agreement, Marc Rowland and Michael Duginski have been appointed to Crescent’s Board of Directors effective as of closing of the acquisition. The additions expand Crescent’s board to a total of eleven directors, of which nine are considered independent directors. The new directors will complement Crescent’s experienced and engaged board. Further detail on the additional directors can be found on the Crescent website (www.crescentenergyco.com).
Conference Call Information
Crescent plans to host a conference call to discuss its second quarter financial and operating results, as well as its pro forma outlook for the remainder of 2024, at 10 a.m. CT on Tuesday, August 6, 2024. Complete details are below. A webcast replay will be available on the website following the call.
Date: August 6, 2024
Time: 10 a.m. CT (11 a.m. ET)
Conference Dial-In: 877-407-0989 / 201-389-0921 (Domestic / International)
Webcast Link: www.crescentenergyco.com
About Crescent Energy Company
Crescent is a differentiated U.S. energy company committed to delivering value for shareholders through a disciplined growth through acquisition strategy and consistent return of capital. Crescent’s portfolio of low-decline, cash-flow oriented assets comprises both mid-cycle unconventional and conventional assets with a long reserve life and deep inventory of high-return development locations in the Eagle Ford and Uinta basins. Crescent’s leadership is an experienced team of investment, financial and industry professionals that combines proven investment and operating expertise. For more than a decade, Crescent and its predecessors have executed on a consistent strategy focused on cash flow, risk management and returns. For additional information, please visit www.crescentenergyco.com.
Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “goal” and similar expressions identify forward-looking statements and express the Company’s expectations about future events. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, uncertainties inherent in estimating natural gas and oil reserves and in projecting future rates of production; the anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations; the ability of Crescent to integrate the business successfully and to achieve anticipated synergies and value creation; the risk that cost savings, synergies and growth may take longer to realize than expected; potential litigation relating to the transaction; the risk that disruptions from the transaction will harm Crescent’s business, including current plans and operations and that management’s time and attention will be diverted on transaction-related issues; potential adverse reactions or changes to business relationships, including with employees, suppliers, customers, competitors or credit rating agencies, resulting from the completion of the transaction; our hedging strategy and results; federal and state regulations and laws; upcoming elections and associated political volatility; the severity and duration of public health crises; actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil-producing countries; the impact of the armed conflict in Ukraine; continued hostilities in the Middle East, including the Israel-Hamas conflict and rising tensions with Iran; the impact of disruptions in the capital markets; the timing and success of business development efforts, including acquisition and disposition opportunities; our reliance on our external manager, sustained cost inflation, elevated interest rates and central bank policy changes associated therewith and other uncertainties. Consequently, actual future results could differ materially from expectations. The Company assumes no duty to update or revise its respective forward-looking statements based on new information, future events or otherwise.
Crescent Energy Investor Relations Contacts
IR@crescentenergyco.com
Crescent Energy Media Contacts
Media@crescentenergyco.com
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